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                                                                 Exhibit 10.36.2



                             AMENDMENT NO. 2 TO THE
                          WANGER ASSET MANAGEMENT, LTD.
               PROFIT-SHARING AND SAVINGS PLAN AND TRUST AGREEMENT
               (as Amended and Restated Effective January 1, 1997)

The Wanger Asset Management, Ltd. Profit-Sharing and Savings Plan and Trust Agreement (the "Plan") is hereby amended effective August ___, 2000, as follows:

1. Section 1.26 is amended to add the following between "Rollover Contribution" and "Top-Heavy Plan":


      Definition                                      Appears in Section
      ----------                                      ------------------

      "Special Transition Participants"                      4.3(b)

2. Section 4.3 is amended so that the entire text of the prior Section 4.3 shall become Section 4.3(a) and to add the following paragraph as new Section 4.3(b):

            "Notwithstanding the other provisions of this Section 4.3, each Participant who is not a Highly Compensated Employee for the 2000 Plan Year, who enters into a written employment agreement ("Employment Agreement") on or after June 7, 2000, who experiences a Termination of Employment "for good reason or by the Company without cause" (as determined under that Employment Agreement) as of September 29, 2000, and who fulfills all conditions of such Employment Agreement shall be considered a "Special Transition Participant." Special Transition Participants shall be entitled to share in a special Employer contribution for the 2000 Plan Year, which shall be made and allocated as of September 29, 2000. The special Employer contribution described in the preceding sentence shall be allocated among the Special Transition Participants in proportion to their Compensation through September 29, 2000, in the same manner as Employer contributions are allocated under Section 4.4. Special Transition Participants shall not be entitled to share in the allocation of the Employer contribution and Forfeitures for the 2000 Plan Year under
      Section 4.4. Notwithstanding the other provisions of this Section 4.3, no amount will be allocated under this paragraph (b) to the extent it would cause the Plan to violate any nondiscrimination or other qualification rule under the Code.

3. Section 7.3 (ii) is amended to add the following Subsection (D) to the end thereof:


            (D) by reason of being a Special Transition Participant pursuant to
      Section 4.3.

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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested and said Trustees have hereunto set their hands, all on the _________ day of __________, 2000.

                                          WANGER ASSET MANAGEMENT, LTD.


                                          By:
                                              ------------------------------


                                          Its:
                                               -----------------------------
ATTEST:


----------------------------------        -----------------------------------
                                               Bruce H. Lauer, as Trustee


                                          -----------------------------------
                                           Harold D. Lichtenstein, as Trustee


                                          -----------------------------------
                                             Charles P. McQuaid, as Trustee